UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2017

ESSENDANT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-10653	36-3141189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd., Suite 100 Deerfield, Illinois	60015-2559
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President and CEO and Director

On June 12, 2017, Robert B. Aiken, Jr. notified Essendant Inc. (the “Company”) of his resignation, effective as of such date (the “Resignation Date”), as President and Chief Executive Officer of the Company, Essendant Co. and Essendant Management Services LLC (collectively, the “Companies”) and as a member of the Board of Directors of the Company (the “Board”).  For the period commencing on the Resignation Date and ending no later than July 7, 2017, Mr. Aiken will continue in a transition role as a non-officer employee of the Companies, but will otherwise remain subject to the terms of his existing employment agreement with the Companies.  Upon Mr. Aiken’s termination of employment at the end of such period, he will not receive any severance payments or benefits and his employment agreement with the Companies will terminate, subject to certain post-termination non-competition, non-solicitation and other covenants set forth therein. Concurrently with Mr. Aiken’s resignation as a director, the Board has reduced the size of the full Board from ten to nine by eliminating the Class II director position held by Mr. Aiken.

Appointment of Interim President and CEO

Also on June 12, 2017, and effective as of the Resignation Date, the Board appointed Richard D. Phillips as the Interim President and Chief Executive Officer of the Companies.  Mr. Phillips will hold such office until his successor is appointed and qualified or until his earlier removal or resignation.

Mr. Phillips, age 47, joined the Company in January 2013 as President of Online and New Channels and was named President, ORS Nasco in November 2015.  He was named Group President, Industrial in August 2016, when he added responsibility for the Company’s automotive and e-commerce businesses. Prior to joining Essendant, Mr. Phillips spent 14 years at McKinsey & Company, where he was elected Partner in 2005 and worked with global clients in a number of industries, with a functional emphasis in strategy, commercial performance and operations.  He previously spent six years at Baxter Healthcare in various finance and sales roles.  Mr. Phillips earned a B.S. degree in Finance from Indiana University and a Masters of Management degree, with distinction, from the Kellogg Business School at Northwestern University.  Mr. Phillips was not appointed pursuant to any arrangement or understanding between him and any other person in respect of such appointment, has no family relationships with any of the Company’s directors or executives, and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Board has formed a search committee and engaged an executive search firm to identify a permanent candidate for President and Chief Executive Officer of the Companies.

Item 8.01Other Events.

On June 13, 2017, the Company also issued a press release regarding Mr. Aiken’s resignation and the Board’s appointment of Mr. Phillips, a copy of which is filed with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENDANT INC.

Dated: June 13, 2017	By:	/s/ Brendan J. McKeough
Brendan J. McKeough
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 13, 2017